Exhibit 10.8

Strictly Confidential

SIDE LETTER

THIS SIDE LETTER (this “Side Letter”) is made on [execution date] by and among:

1.	[Name of shareholder], a limited company incorporated under the laws of Hong Kong (the “[Name of shareholder]”);

2.	[Name of investor], a limited partnership incorporated under the laws of Cayman Islands (the “[Name of investor]”, together with [Name of shareholder], the “Investors” and each an “Investor”);

3.	Hesai Group, an exempted company incorporated under the laws of the Cayman Islands (the “Cayman Company”);

4.	Shanghai Hesai Technology Co., Ltd. (上海禾赛科技有限公司), a limited liability company incorporated under the laws of the PRC (the “Company”, together with the Company and their respective subsidiaries, the “Group Companies” and each a “Group Company”);

5.	LI Yifan (李一帆), a PRC citizen (PRC ID: [***]);

6.	SUN Kai (孙恺), a PRC citizen (PRC ID: [***]); and

7.	XIANG Shaoqing ( 向 少 卿 ), a PRC citizen (PRC ID: [***]) (collectively, the “Founders” and each a “Founder”, together with the Group Companies, the “Covenantors” and each a “Covenantor”).

Each of the parties to this Side Letter is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

A.	The Company (formerly known as Shanghai Hesai Photonics Technology Co., Ltd.), [Name of shareholder] and certain shareholders of the Company entered into a Joint Venture Contract on July 23, 2020 (the “Original JV Contract”), and on August 14, 2020, the Company and the concerned shareholders terminated the Original JV Contract;

B.	[Name of shareholder], as a shareholder of the Company, is entitled to certain preferences and rights under the Original JV Contract (the “Previous Preferences”);

C.	In order to apply an initial public offering on NYSE, NASDAQ, or other reputable stock exchange approved by the board of the Company (the “Oversea IPO”), the Company intends to carry out a red-chip restructuring, after which, (1) the Cayman Company will hold 100% interests in the Company through a limited company newly established in Hong Kong, and (2) the equity interests of the existing shareholders in the Company will be mirrored in the Cayman Company;

D.	The Investors intend to participate in the red-chip restructuring of the Group Companies and to subscribe for certain ordinary shares of the Cayman Company so that the equity interests held by [Name of shareholder] in the Company will be mirrored as the ordinary shares held by [Name of investor] in the Cayman Company.

Strictly Confidential

NOW, THEREAFTER, THE PARTIES AGREED as follows:

1.	RIGHTS OF THE INVESTORS

1.1	In the event that the Cayman Company fails to complete the Oversea IPO within twelve months following the date hereof, the ordinary shares held by [Name of investor] in the Cayman Company shall be reclassified and re-designated as preferred shares. The preferences and rights attached to such preferred shares held by [Name of investor] shall be substantially the same as the Previous Preferences enjoyed by [Name of shareholder] under the Original JV Contract and the standard registration rights and conversion rights (the “Investor’s Rights Recovery”). The Covenantors shall and shall procure all the shareholders, directors, and other Group Companies to execute necessary documents and adopt necessary resolutions to ensure the implementation of the Investor’s Rights Recovery. The preferences and rights restored under the Investor’s Rights Recovery shall be retroactive.

1.2	This Side Letter shall terminate on the earliest of the following:

(a)	the completion of the Oversea IPO;

(b)	the Investors cease to hold any equity interest in the Group Companies;

(c)	other date otherwise agreed by the Parties.

1.3	Notwithstanding anything to the contrary contained herein, the preferences and rights granted to any preferred shares held by [Name of investor] shall terminate on the completion of the Oversea IPO.

2.	OTHER PROVISIONS

2.1	Amendment and Modification. Any term of this Side Letter may be amended only with the written consent of the Parties and any Party may waive any of its rights hereunder without obtaining the consent of any other Party. Any party may waive compliance by any other party with any term or provision of this Side Letter that such other party was or is obligated to comply with or perform for the benefit of such waiving party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Parties.

2.2	Titles and Subtitles. The titles and subtitles used in this Side Letter are used for convenience only and are not to be considered in construing or interpreting this Side Letter.

2.3	Governing Law. This Side Letter shall be governed in all respects by the Laws of Hong Kong without regard to conflicts of law principles.

Strictly Confidential

2.4	Dispute Resolution. Any dispute arising from or in connection with this Side Letter shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration in accordance with the HKIAC Administered Arbitration Rules (the “HKIAC Rules”) in effect. The arbitration tribunal shall consist of three (3) arbitrators appointed according to the HKIAC Rules. The arbitration shall be conducted in English language. The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award. When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Side Letter.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Side Letter on the date and year first above written.

Shanghai Hesai Technology Co., Ltd. (Seal)

/s/ Yifan LI
Name: Yifan LI

Hesai Group

/s/ Yifan LI
Name: Yifan LI

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Side Letter on the date and year first above written.

Kai SUN
/s/ Kai SUN

Yifan LI
/s/ Yifan LI

Shaoqing XIANG
/s/ Shaoqing XIANG

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Side Letter on the date and year first above written.

INVESTOR
[Name of shareholder]

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Side Letter on the date and year first above written.

INVESTOR
[Name of investor]

Name:
Title:

Schedule of Material Differences

One or more entities entered into Side Letter with the Registrant and/or Shanghai Hesai Technology Co., Ltd. and the founders using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

Name of Shareholder/Investor	Execution Date
Lightspeed HS (HK) Limited, Lightspeed China Partners III, L.P.	June 1, 2021
Shanghai Guangyi Investment Management Center L.P., Guangyi HS Holding Limited	June 1, 2021
A5J Ltd	June 1, 2021
Lightspeed Opportunity Fund, L.P.	June 1, 2021
MC2 (Hong Kong) Limited	June 1, 2021
Light Select HS HK Limited, Lightspeed China Partners Select I, L.P.	June 1, 2021